Exhibit 99.1

Archrock to Acquire HiVolt Energy Holdings, LLC

•	Combines HiVolt’s proven, differentiated prime power microgrid infrastructure platform – comprising vertically integrated development, ownership and operations across power generation, battery energy storage systems, fuel pipelines and private-line infrastructure that delivers reliable, utility-grade power – with Archrock’s leading compression capabilities

•	Expands offerings for new and existing oil and gas customers through complementary prime power microgrid solutions supported by long-term power purchase agreements, with upside from future industrial markets

•	Transaction expected to be immediately accretive to earnings per share and cash available for dividend per share

•	$415 million upfront purchase price plus the portion of the earnout paid through 2028 represents a transaction multiple of approximately 6.1x the midpoint of HiVolt’s expected 2028 adjusted EBITDA range of $70–75 million, approximately 70% of which is supported by operating and contracted and awarded opportunities that provide strong visibility into expected earnings

•	Archrock to host a conference call at 5:30 PM ET

HOUSTON and MIDLAND, Texas, November 10, 2026 – Archrock, Inc. (NYSE: AROC) (“Archrock”) and HiVolt Energy Holdings, LLC (“HiVolt”) today announced that they have entered into a definitive merger agreement under which Archrock will acquire HiVolt in an all-cash transaction with an aggregate value of up to $450 million. The purchase price includes a payment of $415 million in cash at close plus $35 million of earnout incentives based on the achievement of certain commercial milestones.

“Combining HiVolt’s proven prime power microgrid platform with Archrock's natural gas compression offerings will transform our company into a broader provider of energy infrastructure,” said Brad Childers, President and Chief Executive Officer of Archrock. “HiVolt has built a proven, differentiated platform in the energy microgrid market that complements our core compression business and will enable us to provide additional essential services to customers across the energy value chain, particularly in power-constrained geographies. The transaction also offers upside from future industrial markets. We are confident that this transaction will advance our strategic priorities and drive long-term growth and value creation for Archrock shareholders.”

Childers continued, “A key part of what makes HiVolt such an exciting addition to Archrock is its talent. HiVolt’s highly experienced people bring deep expertise and a proven track record in developing, operating and scaling distributed power infrastructure using high-quality Caterpillar equipment. We look forward to welcoming HiVolt CEO Josh Evans and the HiVolt team to Archrock and working together to deliver on the substantial opportunities ahead.”

Compelling Strategic and Financial Benefits

•	Broadens Archrock’s energy infrastructure capabilities with an integrated portfolio of compression and prime power microgrid offerings: The transaction combines mutually supportive businesses with comparable capital, return and operating characteristics, establishing Archrock in the attractive power generation sector while building on its proven compression platform. HiVolt’s behind-the-meter prime power generation, battery energy storage systems, fuel gas pipelines, private-line infrastructure and operating capabilities complement Archrock’s leading natural gas compression platform, including its established position as a leader in electric motor-drive compression. Given the strong customer overlap, bringing these capabilities into one integrated portfolio will provide Archrock with significant opportunities to deepen and extend relationships, cross-sell offerings and support a broader portion of the energy value chain.

•	Adds recurring cash flows and compelling risk-adjusted returns through long-term power purchase agreements: HiVolt has over 80 megawatts of contracted prime power capacity today, with significant near-term contracting opportunities, providing an established earnings base with significant runway for growth. This capacity is supported by long-term, take-or-pay style, capacity-based power purchase agreements with an initial duration of five to eight years. This attractive structure creates infrastructure-quality revenue streams with strong visibility and growth potential.

•	Contracted procurement framework supports growth: HiVolt has sufficient equipment on order to deliver forecasted growth for 2028. The company has secured access to more than 500 megawatts of near-term generation equipment using high-quality Caterpillar engines, exceeding forecast requirements and supporting further growth.

•	Accretive to earnings per share and cash available for dividend per share: Expected to be immediately accretive to Archrock’s earnings per share and cash available for dividend per share.

•	Provides exposure to attractive prime power microgrid growth: HiVolt’s pipeline of prime power microgrid opportunities positions Archrock to expand its role in the oil and gas value chain, with upside from future industrial markets.

Transaction, Leadership and Closing Details

Under the terms of the agreement, Archrock intends to fund the upfront $415 million cash portion of the total transaction consideration with available capacity under its ABL credit facility. The transaction is expected to be debt-free, resulting in pro forma leverage that is consistent with Archrock’s stated target range of between 3.0 times and 3.5 times. The $415 million upfront purchase price plus the portion of the earnout paid through 2028 represents a transaction multiple of approximately 6.1x the midpoint of HiVolt’s expected 2028 adjusted EBITDA range of $70–75 million, approximately 70% of which is supported by operating and contracted and awarded opportunities, providing strong visibility into expected earnings.

The transaction has been unanimously approved by the Board of Directors of Archrock and is expected to close in early 2027, subject to regulatory approval and other customary closing conditions.

Following close of the transaction, HiVolt will operate as a separate business segment within Archrock and continue to be led by Josh Evans. Archrock is committed to maintaining HiVolt’s organization, personnel and operations, as well as its presence in Midland, Texas, while expanding HiVolt’s footprint nationwide.

Conference Call Details

Archrock will host a conference call on November 10, 2026, to discuss the transaction. The call will begin at 5:30 PM Eastern Time.

Participants who wish to join the call by phone can dial (800) 715-9871 in the United States toll-free or +1 (646) 307-1963 for international calls.

To listen to the call via live webcast, please register at this link: https://edge.media-server.com/mmc/p/i7fphq76. A replay of the webcast will be available on Archrock’s Investor Relations website shortly after the call.

Advisors

Evercore is serving as financial advisor and Norton Rose Fulbright US LLP is acting as legal advisor to Archrock. BofA Securities is serving as financial advisor and Troutman Pepper Locke LLP is acting as legal advisor to HiVolt.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA®, visit www.archrock.com.

About HiVolt

Founded in 2019, HiVolt Energy was created for customers who need more than a temporary power solution but don’t have the luxury of time to wait for the grid to arrive. HiVolt offers prime power solutions focused on industrial and commercial businesses with long-term base-load power needs, delivering systems that are highly reliable, regulatory-compliant, environmentally conscious, efficient, and tailored to meet end-user load demands. Designed and operated by an experienced, solution-focused team, HiVolt works directly with equipment manufacturers and technology partners to build systems capable of continuous, prime power operations. For more information, visit hivoltenergy.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “pro forma,” “expect,” “strategy,” “future,” “likely,” “may,” “opportunity,” “should,” “will” and similar references to future periods. Forward-looking information includes, but is not limited to statements regarding the expected benefits of the proposed transaction, including its expected accretion and the expected impact on Archrock, Inc.’s (“Archrock”) EBITDA, leverage ratio, earnings per share, dividend growth and dividend coverage; the anticipated completion of the proposed transaction and the timing thereof; plans and objectives of management for future operations; structural and process improvement initiatives; the size of the total addressable market; the size of the business and growth pipeline; the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the failure to complete the proposed transaction or to realize the anticipated accretion, earnings per share growth, dividend growth and coverage, potential synergies and other anticipated strategic benefits of the transaction within the expected time frames or at all; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction will not be obtained; changes in customer, employee or supplier relationships of Archrock or HiVolt Energy Holdings, LLC (“HiVolt”); local, regional and national economic and financial market conditions and the impact they may have on Archrock, HiVolt and their respective customers; future regulatory conditions, including changes in tax laws and regulation of power generation, distribution and data centers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in the availability and price for electric power; changes in future demand for micro-grid power and on-site data center power; changes in economic conditions in key operating markets; the financial condition of Archrock’s or HiVolt’s customers; the failure of any customer of Archrock or HiVolt to perform its contractual obligations; changes in safety, health, environmental and other regulations; estimated transaction and integration costs associated with the proposed transaction; the retention of certain key employees of HiVolt; and Archrock’s ability to successfully integrate the operations of HiVolt; Archrock’s ability to pay dividends in the future; and risks associated with the concentration of Archrock’s and HiVolt’s significant customers.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2025, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available online at www.sec.gov and www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Measures

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. Archrock has not provided projected net income from the assets to be acquired, the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected adjusted EBITDA to projected net income of the assets to be acquired. Archrock does not control the assets to be acquired or prepare the related financial statements. Archrock is unable to provide projected net income of the assets to be acquired or a reconciliation of the projected adjusted EBITDA of the assets to be acquired to projected net income from those assets because the calculation of projected adjusted EBITDA was based on, among other things, projected utilization and rate information combined with high-level, operating expense assumptions related to the assets to be acquired. As such, Archrock does not have sufficient information to project net income from the assets to be acquired, nor does Archrock have sufficient information regarding all of the reconciling items that may exist between projected adjusted EBITDA and projected net income for the assets to be acquired. Therefore, projected net income of the assets to be acquired and a reconciliation of projected adjusted EBITDA of the assets to projected net income from those assets are not available without unreasonable effort.

For information, contact:

Archrock, Inc.

INVESTORS

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

MEDIA

Jed Repko / Kara Grimaldi

Joele Frank

212-355-4449